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                                                                  EXHIBIT 10.27A



                                    AGREEMENT


         On this ___ day of July, 1997, Orange and Rockland Utilities, Inc. (hereinafter the "Company") and D. Louis Peoples (hereinafter the "Executive") enter into this Agreement effective July 1, 1997.

         WHEREAS, the Executive and the Company are parties to a letter agreement dated July 14, 1994 and a letter agreement dated September 29, 1994 (individually and collectively the "Letter Agreement(s)"); and

         WHEREAS, paragraph "4" of the September 29, 1994 Letter Agreement was intended to amend the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. (the "Plan") to provide for the inclusion of incentive compensation in the calculation of Executive's benefit under the Plan on an accelerated incremental basis commensurate with years of service with the Company; and

         WHEREAS, the Plan has recently been amended to reflect that the definition of "Compensation" under the Plan shall include all incentive compensation that an Officer was/is eligible to earn under the Company's Annual Team Incentive Plan at target, effective January 1, 1995; and

         WHEREAS, the Company and the Executive wish to amend the Letter Agreements so as to reflect these recent changes to the Plan.

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Effective January 1, 1995, the benefit to which Executive may be entitled under the Plan, as determined under the terms and conditions of the Plan, shall be calculated to include 100% of the Annual Team Incentive Plan award that Executive is eligible to earn at target in an applicable year, in accordance with the definition of "Compensation" under Section 2(9)(B) of the Plan, as amended and restated on June 5, 1997 and effective July 1, 1997. Paragraph "4" of the September 29, 1994 Letter Agreement is hereby superseded by this paragraph.
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         2. Nothing in this Agreement is intended, nor shall this Agreement be construed, to in any way amend or limit the accelerated vesting provisions in the Letter Agreements.

         3. To the extent the terms of the Letter Agreements conflict with the terms of this Agreement, the terms of this Agreement shall govern.



     ----------------------------             ----------------------------
           D. Louis Peoples                       James F. O'Grady, Jr.
                                                  Chairman, Compensation
                                                        Committee